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                                                                Exhibit 21.1

                                  SUBSIDIARIES
                                       OF
                              BMC INDUSTRIES, INC.


1.   Buckbee-Mears Europe GmbH
2.   BMC Industries Foreign Sales Corporation
3.   Buckbee-Mears Hungary
4.   Vision-Ease Lens, Inc.
5.   Vision-Ease Europe Limited
6.   Vision-Ease Canada, Ltd.
7.   P. T. Vision-Ease Asia, joint venture with P.T. Astron Lensindo Nusa